Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Preliminary Unaudited Fiscal Fourth Quarter and Fiscal Year 2020 Sales Results
Positive Company-operated and Franchised Fiscal Fourth Quarter Comparable Restaurant Sales
Aggregate Fiscal Year 2020 Debt Reduction and Share Repurchases Exceed $34 Million
Board of Directors Initiates Quarterly Cash Dividend of $0.04 per Share

Lake Forest, CA. January 12, 2021 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today reported preliminary unaudited fiscal fourth quarter and fiscal year 2020 sales results for the 16 and 52 week periods ending December 29, 2020. The Company also provided a liquidity and share repurchase update and announced that its Board of Directors has authorized the initiation of a quarterly cash dividend.

Management Commentary

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “We are very pleased to report a system-wide comparable restaurant sales increase of 3.8% during the fourth quarter consisting of positive results at both company-operated and franchised restaurants. We are proud of our restaurant teams, franchisees and support center staff for providing our guests great food, great value, and great experiences that drove fiscal 2020 overall satisfaction scores to record levels while navigating a challenging pandemic related operating environment.”

Cappasola continued, “Looking ahead to 2021, along with our five drivers of sales acceleration, we are excited by the recent debut of our Fresh Flex prototype. This bold new prototype has been very well received and we believe it will help attract new franchisees to better position us for accelerated long term system growth. It will also play an integral role in our multiple year remodeling program designed to contemporize the fleet and drive returns.”

Cappasola concluded, “The decision by our Board to initiate a quarterly cash dividend reflects Del Taco’s ongoing commitment to deliver value to our shareholders and is consistent with our strategy to drive system-wide new unit growth led by franchising. Our strong operating cash flow enabled over $34 million of aggregate debt reduction plus share repurchases in 2020. At this time, we believe our balance sheet is healthy and our core business is well positioned for average unit volume growth, strong margin performance and continued cash flow generation. These factors support an expanded return of capital to shareholders, a disciplined investment strategy to grow the Del Taco brand primarily through accelerated franchise growth while furthering our remodeling program and capital allocation to other sales, productivity and technology initiatives.”

Fiscal Fourth Quarter 2020 Sales Highlights

•System-wide comparable restaurant sales increased 3.8%;
◦Company-operated comparable restaurant sales increased 0.6%;
◦Franchised comparable restaurant sales increased 7.5%;
•Total revenue of $156.1 million, representing a 0.6% decline from the fiscal fourth quarter 2019;
•Company-operated restaurant sales of $141.7 million, representing a 2.2% decline from the fiscal fourth quarter 2019 primarily due to fewer company-operated restaurants open during 2020 compared to 2019 due to our refranchising activity; and
•Company-operated comparable restaurant sales within Los Angeles, Orange and Clark (Las Vegas) counties representing approximately half of company-operated restaurants were notably negative, while all other company-operated counties had positive comparable restaurant sales.

Fiscal Year 2020 Sales Highlights

•System-wide comparable restaurant sales decreased 0.9%;
◦Company-operated comparable restaurant sales decreased 2.9%;
◦Franchised comparable restaurant sales increased 1.4%;
•Total revenue of $491.3 million, representing a 4.2% decrease from the fiscal year 2019; and
•Company-operated restaurant sales of $446.8 million, representing a 5.7% decline from the fiscal year 2019 in part due to fewer company-operated restaurants open during 2020 compared to 2019 due to our refranchising activity.

The expected sales results are preliminary and unaudited, have not been reviewed by the Company’s independent registered public accountants, and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release financial and operating results for its fiscal fourth quarter and fiscal year ended December 29, 2020 during March 2021.

New “Fresh Flex” Prototype

Last week, the Company debuted its highly anticipated store prototype that reconceptualizes the restaurant inside and out through striking exteriors and distinctive interiors to evoke the brand’s contemporized feel. In addition, the flexible new design expands real estate opportunities to help lower net investment costs, provides ultimate convenience for guests and optimizes operational efficiencies. For a 360-degree, animated fly-through of the “Fresh Flex” design, click here: http://www.deltacofranchise.com/freshflex

Liquidity

The Company reduced its outstanding revolving credit facility borrowing by $9 million during the fiscal fourth quarter 2020 to $115 million from $124 million at the end of the fiscal third quarter 2020. At the end of fiscal year 2020 the Company’s debt, net of cash, totaled $106.7 million compared to $143.4 million at the end of fiscal year 2019, representing a reduction of approximately $36.7 million. At the end of fiscal year 2020, the Company had $117.7 million of remaining availability under its revolving credit facility.

Common Stock Repurchase Program

The Company repurchased 496,356 shares of common stock at average price of $8.49 per share for a total of $4.2 million during the fiscal fourth quarter 2020. At the end of fiscal year 2020, approximately $18.1 million remains under the $75 million repurchase authorization.

Dividend Program Initiation

The Board of Directors has authorized the initiation of a quarterly cash dividend program. The Company’s first quarterly dividend of $0.04 per share of common stock is payable on February 23, 2021, to shareholders of record at the close of business on February 2, 2021. While the Company intends to pay quarterly cash dividends for the foreseeable future, all subsequent dividend payments will be reviewed quarterly and declared by the Board of Directors at its discretion.

Restaurant Development

Two franchised restaurants opened and two franchised restaurants closed during the fiscal fourth quarter 2020. Del Taco ended fiscal year 2020 with 295 company-operated and 301 franchised restaurants, for a system-wide total of 596 restaurants.

ICR Conference Participation

John D. Cappasola, Jr., President and Chief Executive Officer and Steven L. Brake, Executive Vice President and Chief Financial Officer, will present at the ICR Conference on Tuesday, January 12, 2021. The presentation will begin at 12:30 PM Eastern Time and will be webcast live and later archived.

The presentation has been posted to the Del Taco website at investor.deltaco.com under the “News & Events” tab, where the webcast will be viewable.

The Company will also be hosting meetings with institutional investors on Tuesday and Wednesday, January 12 and 13, 2021.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following their 18th full month of operations and excludes restaurant closures.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ:TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant's working kitchen with the value and convenience of a drive-thru. Del Taco's menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, sliced avocado, freshly grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco.

Founded in 1964, today Del Taco serves more than three million guests each week at its approximately 600 restaurants across 16 states. Del Taco’s commitment to providing guests with the best quality and value for their money originates from cooking, chopping, shredding and grilling menu items from scratch. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the impact of the COVID-19 pandemic, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations (including minimum wage regulations), food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to successfully execute our portfolio optimization strategy, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II., Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended September 8, 2020, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com
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